Exhibit 99.1

AGILYSYS FISCAL 2023 SECOND QUARTER REVENUE RISES 26.0% TO RECORD $47.7M

Includes Recurring Revenue of $29.0M and Subscription Revenue Growth of 28.6%

Quarter Positive Adjusted EBITDA of $7.4M and GAAP EPS of $0.12 Per Share

Fiscal 2023 Annual Guidance Reiterated at $190M to $195M Revenue and Greater Than 15% Adjusted EBITDA

Alpharetta, GA – October 25, 2022 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions that deliver High Return Hospitality, today reported operating results for its fiscal 2023 second quarter and period ended September 30, 2022.

Summary of Fiscal 2023 Second Quarter Financial Results

•
Total net revenue increased 26.0% to a record $47.7 million, compared to total net revenue of $37.9 million in the comparable prior-year period.
•
Recurring revenue (which comprised of subscription and maintenance charges) were a record $29.0 million, or 60.8% of total net revenue compared to $24.0 million, or 63.4% of total net revenue for the same period in fiscal 2022. Subscription revenue increased 28.6% year over year and comprised 48.9% of total recurring revenues compared to 46.0% of total recurring revenues in the second quarter of fiscal 2022.
•
Gross margin was 61.5% in the fiscal 2023 second quarter compared to 64.0% in the comparable prior-year period.
•
Net income attributable to common shareholders in the fiscal 2023 second quarter was $3.1 million, or $0.12 per diluted share compared to $0.5 million, or $0.02 per diluted share in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $7.4 million compared to $6.3 million in the comparable prior-year period (please see reconciliation below).
•
Adjusted diluted EPS (non-GAAP) was $0.24 per share in the fiscal 2023 second quarter compared to $0.18 per share in the comparable prior-year period (please see reconciliation below).
•
Free cash flow (non-GAAP) in the fiscal 2023 second quarter was $2.3 million compared to free cash flow of $3.2 million in the fiscal 2022 second quarter (please see reconciliation below). Ending cash balance was $96.2 million, compared to ending cash balance of $97.0 million as of fiscal 2022 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased to announce our third consecutive record revenue quarter, driven by subscription revenue growth of 28.6% year over year to now constitute nearly half of total recurring revenue. The growth in subscription revenue highlights the shifting demands and imperative technology needs in the hospitality marketplace, which are growing despite the various macroeconomic challenges. Hospitality customers need now, more than ever before, world class software solutions to make operational management easier for their teams and create memorable experiences for their guests even when they are short of staff. We are now well placed to fulfill those needs in this huge total addressable market and see a clear growth path ahead of us even if the economic headlines are not great.

One-time revenue, consisting of product and services revenue, were below the previous sequential quarter but were 35% higher than the same quarter last fiscal year. Adjusted EBITDA improved compared to the previous quarter to just over 15% of revenue.

Virtually all our recently developed state-of-the-art cloud-native technology based software solutions have now been implemented in at least a handful of customer sites. Customers are seeing high value in our end-to-end innovative product suite offering. A strong surge in selling success during the months of August and September drove the combined product, services and recurring revenue backlog back close to record levels. We expect our business results during the second half of fiscal 2023 to be better than the first and remain well on target to achieve the guidance expectations provided at the beginning of the year."

Fiscal 2023 Outlook

We are reiterating full year fiscal 2023 guidance of revenue to be $190 to $195 million, inclusive of approximately 30% subscription revenue growth year over year, and Adjusted EBITDA of greater than 15% of revenue.

Dave Wood, Chief Financial Officer, commented, “We continue to make good progress towards our FY23 full year expectations and are pleased to report another record revenue and substantial subscription revenue growth quarter. The hospitality industry is making investments in technology and we have positioned ourselves to be a leading choice among operators. Profitability and free cash flow remain a priority as we make strategic investments in sales and marketing with a focus on medium and long term revenue and subscription growth.”

2023 Second Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, October 25, 2022, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties may register for the call at https://register.vevent.com/register/BIc5caabb8028c469696a4afbc87dc28da. After registration, an email confirmation with a personalized PIN will be provided with further access details. Please plan to register fifteen minutes prior to the presentation to ensure that you receive the confirmation and further instruction in a timely manner.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2023 fiscal year and statements we make regarding the hospitality industry's need for and investment in technology and our ability to continue profitable growth.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; the impact other macroeconomic factors may have on the overall business environment and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys is well known for its long heritage of hospitality-focused technology innovation. The Company delivers modular and integrated software solutions and expertise to businesses seeking to maximize Return on Experience (ROE) through hospitality encounters that are both personal and profitable. Over time, customers achieve High Return Hospitality by consistently delighting guests, retaining staff and growing margins. Customers around the world include: branded and independent hotels; multi-amenity resort properties; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. The Agilysys Hospitality Cloud™ combines core operational systems for property management (PMS), point-of-sale (POS) and Inventory and Procurement (I&P) with Experience Enhancers™ that meaningfully improve interactions for guests and for employees across dimensions such as digital access, mobile convenience, self-service control, personal choice, payment options, service coverage and real-time insights to improve decisions. Core solutions and Experience Enhancers are selectively combined in Hospitality Solution Studios™ tailored to specific hospitality settings and business needs. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,		Six months ended September 30,

(In thousands, except per share data)	2022	2021	2022	2021
Net revenue:
Products	$10,548	$7,299	$21,594	$16,143
Subscription and maintenance	29,036	24,027	56,763	47,234
Professional services	8,158	6,566	16,891	13,240
Total net revenue	47,742	37,892	95,248	76,617
Cost of goods sold:
Products	5,434	3,660	11,314	8,020
Subscription and maintenance	6,170	5,019	12,456	9,763
Professional services	6,773	4,958	13,618	9,711
Total cost of goods sold	18,377	13,637	37,388	27,494
Gross profit	29,365	24,255	57,860	49,123
Gross profit margin	61.5%	64.0%	60.7%	64.1%
Operating expenses:
Product development	12,577	11,379	24,134	22,864
Sales and marketing	5,320	3,423	10,733	6,475
General and administrative	7,570	6,523	14,922	13,526
Depreciation of fixed assets	461	548	934	1,114
Amortization of internal-use software and intangibles	443	345	896	810
Other charges	67	580	281	805
Legal settlements	—	337	—	367
Total operating expense	26,438	23,135	51,900	45,961
Operating income	2,927	1,120	5,960	3,162
Other (income) expense:
Interest income	(380)	(14)	(482)	(35)
Interest expense	1	1	1	2
Other (income) expense, net	(112)	103	(414)	—
Income before taxes	3,418	1,030	6,855	3,195
Income tax (benefit) expense	(158)	48	240	241
Net income	$3,576	$982	$6,615	$2,954
Series A convertible preferred stock dividends	(459)	(459)	(918)	(918)
Net income attributable to common shareholders	$3,117	$523	$5,697	$2,036

Weighted average shares outstanding - basic	24,652	24,451	24,625	24,233

Net income per share - basic:	$0.13	$0.02	$0.23	$0.08

Weighted average shares outstanding - diluted	25,783	25,409	25,591	25,296

Net income per share - diluted:	$0.12	$0.02	$0.22	$0.08

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share data)	September 30, 2022 (Unaudited)	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$96,196	$96,971
Accounts receivable, net of allowance for expected credit losses of $452 and $318, respectively	21,030	25,175
Contract assets	3,712	1,669
Inventories	9,659	6,940
Prepaid expenses and other current assets	5,830	5,418
Total current assets	136,427	136,173
Property and equipment, net	6,288	6,345
Operating lease right-of-use assets	15,715	9,889
Goodwill	32,759	32,759
Intangible assets, net	19,492	20,178
Deferred income taxes, non-current	2,789	2,664
Other non-current assets	7,296	6,154
Total assets	$220,766	$214,162
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,428	$9,766
Contract liabilities	37,560	46,095
Accrued liabilities	9,959	10,552
Operating lease liabilities, current	4,104	5,049
Finance lease obligations, current	3	4
Total current liabilities	62,054	71,466
Deferred income taxes, non-current	948	938
Operating lease liabilities, non-current	11,882	5,649
Finance lease obligations, non-current	—	2
Other non-current liabilities	3,829	3,304
Commitments and contingencies
Series A convertible preferred stock, no par value	35,459	35,459
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 25,058,198 and 24,728,532 shares outstanding at September 30, 2022 and March 31, 2022, respectively	9,482	9,482
Treasury shares, 6,548,633 and 6,878,299 at September 30, 2022 and March 31, 2022, respectively	(1,965)	(2,063)
Capital in excess of stated value	54,072	49,963
Retained earnings	45,715	40,018
Accumulated other comprehensive loss	(710)	(56)
Total shareholders' equity	106,594	97,344
Total liabilities and shareholders' equity	$220,766	$214,162

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	September 30,
(In thousands)	2022	2021

Operating activities
Net income	$6,615	$2,954
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of property & equipment	—	123
Depreciation of fixed assets	934	1,114
Amortization of internal-use software and intangibles	896	810
Deferred income taxes	(306)	(303)
Share-based compensation	5,944	6,963
Changes in operating assets and liabilities	(10,966)	12
Net cash provided by operating activities	3,117	11,673
Investing activities
Capital expenditures	(797)	(786)
Additional investments in corporate-owned life insurance policies	(2)	(2)
Net cash used in investing activities	(799)	(788)
Financing activities
Payment of preferred stock dividends	(918)	(918)
Repurchase of common shares to satisfy employee tax withholding	(1,455)	(2,709)
Principal payments under long-term obligations	(2)	(11)
Net cash used in financing activities	(2,375)	(3,638)
Effect of exchange rate changes on cash	(718)	(38)
Net (decrease) increase in cash and cash equivalents	(775)	7,209
Cash and cash equivalents at beginning of period	96,971	99,180
Cash and cash equivalents at end of period	$96,196	$106,389

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three months ended		Six months ended
(In thousands)	September 30,		September 30,
	2022	2021	2022	2021
Net income	$3,576	$982	$6,615	$2,954
Income tax (benefit) expense	(158)	48	240	241
Income before taxes	3,418	1,030	6,855	3,195
Depreciation of fixed assets	461	548	934	1,114
Amortization of internal-use software and intangibles	443	345	896	810
Amortization of developed technology acquired	40	—	81	—
Interest income, net	(379)	(13)	(481)	(33)
EBITDA (a)	3,983	1,910	8,285	5,086
Share-based compensation	3,456	3,342	5,944	6,963
Other charges	67	580	281	805
Other non-operating (income) expense	(112)	103	(414)	—
Legal settlements	—	337	—	367
Adjusted EBITDA (b)	$7,394	$6,272	$14,096	$13,221

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest expense (net of interest income), depreciation and amortization

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) other charges, iii) share-based compensation, and iv) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three months ended		Six months ended
(In thousands, except per share data)	September 30,		September 30,
	2022	2021	2022	2021
Net income attributable to common shareholders	$3,117	$523	$5,697	$2,036
Amortization of developed technology acquired	40	—	81	—
Amortization of internal-use software and intangibles	443	345	896	810
Share-based compensation	3,456	3,342	5,944	6,963
Other charges	67	580	281	805
Legal settlements	—	337	—	367
Income tax adjustments	(841)	(555)	(1,367)	(1,211)
Adjusted net income (a)	$6,282	$4,572	$11,532	$9,770

Basic weighted average shares outstanding	24,652	24,451	24,625	24,233
Diluted weighted average shares outstanding	25,783	25,409	25,591	25,296

Adjusted basic earnings per share (b)	$0.25	$0.19	$0.47	$0.40
Adjusted diluted earnings per share (b)	$0.24	$0.18	$0.45	$0.39

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, and one-time charges including other charges and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate. No income tax effect applies to one-time charges when a valuation allowance offsets their related deferred tax assets

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three months ended		Six months ended
(In thousands)	September 30,		September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$3,016	$3,678	$3,117	$11,673
Capital expenditures	(699)	(512)	(797)	(786)
Free cash flow (a)	$2,317	$3,166	$2,320	$10,887

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures